UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 28, 2022	(June 23, 2022)
Date of Report (Date of earliest event reported)

GREIF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road	Delaware	Ohio	43015
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GEF	New York Stock Exchange
Class B Common Stock	GEF-B	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.    Regulation FD Disclosure

On June 23, 2022 management of Greif, Inc. (the "Company") hosted an Investor Day presentation and webcast with interested investors (the “Investor Day presentation”). Management provided an overview of the Company's Build to Last strategy, and the Company's Global Industrial Packaging and Paper Packaging & Services business segments, as well as a discussion of the Company's financial position and outlook. The file transcript of the Investor Day presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On June 23, 2022, the Company issued a press release announcing a $150.0 million Share Repurchase Program. On that same day the Company entered into a $75.0 million accelerated share repurchase agreement with respect to shares of its Class A common stock. In connection with entering into the share repurchase agreement, the Company made a payment of $75.0 million and received an initial delivery of approximately 80% of the expected share repurchase, or approximately one million shares of Class A common stock with any remaining shares expected to be to delivered by the end of the Company's first fiscal quarter of 2023.

The remaining $75.0 million of share repurchases will be made in open market transactions executed over the next 12 to 18 months in accordance with Rule 10b-18 promulgated under the Securities Exchange Act of 1934 and will involve shares of the Company's Class A common stock and Class B common stock. The timing of any such repurchases will depend on market conditions and will be made at the Company's discretion. While the Company intends to repurchase up to $75.0 million of shares in such manner, it is not obligated to repurchase any dollar amount or number of class of shares and may suspend or discontinue repurchases at any time. The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	File transcript of Investor Day presentation organized by management of Greif, Inc. on June 23, 2022.
99.2	Press release issued by Greif, Inc. on June 23, 2022 announcing a $150.0 million Share Repurchase Program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: June 28, 2022	By	/s/ Gary R. Martz
Gary R. Martz Executive Vice President